Exhibit 99

[Alcoa logo]

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
William F. Oplinger	Kevin G. Lowery
(212) 836-2674	(412) 553-1424

ALCOA VICE PRESIDENT MIKE COLEMAN DIES IN ACCIDENT

PITTSBURGH, PA – September 13, 2004 – Alcoa regretfully announced today that Mike Coleman, Vice President—Alcoa Business System and Quality, and President Rigid Packaging (RPD), was killed in an automobile accident in Knoxville, TN over the weekend.

Alcoa Chairman and CEO, Alain Belda, said, “First and foremost, this is a great loss for those of us who knew Mike personally. He was a genuine man who cared deeply about his family, his friends and his community. We will miss his spirit, his dedication, his candor and frankness, and his friendship. I know I echo the thoughts of many, when I say I’ll miss Mike. I’m sure that all Alcoans extend their thoughts, prayers and wishes to Mike’s wife, Mary Ann, and his children Megan and Michael.”

In lieu of flowers, Mike’s family has asked that donations be made to the East Tennessee Juvenile Diabetes Research Foundation, 6701 Baum Drive, Knoxville, TN, 37919.